                                                                   Exhibit 10.74

                              THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     This Third Amendment to Amended and Restated Credit Agreement ("Agreement") is made as of this 29 day of January, 1998 by and between PSINet Inc. (f/k/a Performance Systems International, Inc.), a New York corporation ("PSI"), (PSI hereinafter sometimes referred to as "Borrower" or "Borrowers"), and Fleet National Bank, formerly known as Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A. (hereinafter referred to as the "Bank"), as lender.

     WHEREAS, as of November 30, 1994, PSI and the Bank entered into a Credit Agreement (the "Original Credit Agreement");

     WHEREAS, as of March 24, 1995, PSI and the Bank entered into an amendment to the Original Credit Agreement (the "First Amendment to Credit Agreement") to
(i) increase the term credit from $2,000,000 to $8,500,000, (ii) add the then newly-acquired PSINet Pipeline New York, Inc. ("Pipeline") as a guarantor and
(iii) otherwise amend the Original Credit Agreement, all as set forth in the First Amendment to Credit Agreement;

     WHEREAS, as of November 10, 1995, PSI, InterCon Systems Corporation ("InterCon"), Software Ventures Corporation ("Software") and the Bank entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") which amended and restated the terms of the Original Credit Agreement as amended by the First Amendment to Credit Agreement to (i) increase the revolving credit from $1,500,000 to $5,000,000, (ii) add Software and InterCon as borrowers under the revolving credit (to the extent provided therein), (iii) increase the term credit from $8,500,000 to $13,500,000 and (iv) make certain other changes, all as set forth in the Amended and Restated Credit Agreement;

     WHEREAS, on or about April 8, 1996, Software merged with and into InterCon, with InterCon as the surviving entity;

     WHEREAS, as of August 13, 1996, PSI, InterCon and the Bank entered into a First Amendment to the Amended and Restated Credit Agreement (the "First Amendment to Amended and Restated Credit Agreement") to (i) increase the term credit from $13,500,000 to $18,500,000, (ii) extend the Term Credit Expiration Date to June 30, 1997, and (iii) make certain other changes, all as set forth in the First Amendment to Amended and Restated Credit Agreement;

     WHEREAS, as of February 1, 1997, PSI and the Bank entered into a Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment to Amended and Restated Credit Agreement) to (i) consent to the sale of the stock of InterCon and to release all obligations of InterCon and Software to the Bank, including without limitation, all guarantees and security interests, and (ii) make certain other charges, all as set forth in the Second Amendment to Amended and Restated Credit Agreement;

     WHEREAS, on or about June, 1996, the assets of Pipeline were sold; and

     WHEREAS, the Borrowers and the Bank now desire to further amend the Amended and Restated Credit Agreement (as amended by the First Amendment to Amended and Restated Credit Agreement and the Second Amendment to Amended and Restated Credit Agreement, hereinafter referred to as the "Credit Agreement") to (i) establish a new acquisition term credit in the original principal amount of $20,000,000 to finance the purchase of stock of iSTAR Internet Inc., a Canadian company, and for working capital, (ii) extend the expiration date of the revolving credit to March 31, 1998, (iii) cause delivery to the Bank of an outstanding letter of credit issued by the Bank on December 31, 1997, as amended to date, and (iv) make certain other changes, all as set forth in this Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The terms "Borrower" and "Borrowers" as used in the Credit Agreement, as amended by this Agreement, shall, for all purposes, from and after the date hereof have the meaning set forth in the first paragraph of this Agreement, and if at any time there is only a single "Borrower," references to "Borrowers" shall be deemed to refer only to such single "Borrower." All references in the Credit Agreement to "Agreement" shall from and after the date hereof mean the Credit Agreement as amended by this Agreement.

     2. Section 1.01 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting therefore the following:

          Section 1.01.  The Credit.
          ------------   ----------

               Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Bank hereby establishes a credit facility in favor of the Borrower in the aggregate maximum principal amount of $43,500,000, as set forth below (the "Credit"). The Credit shall consist of (a) a secured equipment term credit in favor of PSI in the maximum principal amount of $18,500,000 (the "Term Credit"),
     (b) a secured revolving line of credit in favor of the Borrower in the maximum principal amount of $5,000,000 (the "Revolving Credit") and (c) a secured acquisition term credit in favor of the Borrower in the maximum principal amount of $20,000,000 (the "Acquisition Credit"). The Borrower acknowledges that the Term Credit Expiration Date has occurred and that no further Term Credit Advances shall be permitted hereunder.

     3. The Credit Agreement is hereby amended by inserting the following new section "Section 1.02A. The Acquisition Credit." between "Section 1.02. The
         -------------   ----------------------            ------------   ---
Term Credit." and "Section 1.03.  The Revolving Credit.":
-----------        ------------   --------------------

          Section 1.02A.  The Acquisition Credit.
          -------------   ----------------------

          (a)  Terms of Acquisition Credit.  Subject to the terms and conditions
               ---------------------------
     hereof, and provided no Event of Default, or event which with the passage of time or giving of notice or both would become an Event of Default, has occurred, on January 29, 1998 (the "Acquisition Credit Funding Date") the Bank shall loan the Borrower the Acquisition Credit.

          (b)  The Acquisition Credit Note.  All amounts owed by the Borrower
               ---------------------------
     with respect to the Acquisition Credit shall be evidenced by promissory note of the Borrower in the original principal amount of the Acquisition Credit, dated the Acquisition Credit Funding Date and substantially in the form of Exhibit 1.02A(b) attached to this Agreement (the "Acquisition
             ----------------
     Credit Note").

          (c)  Payment of the Acquisition Credit.  Unless sooner prepaid
               ---------------------------------
     pursuant to Section 1.02A(e) hereof or accelerated pursuant to Article V hereof, the Borrower shall repay the entire balance of the Acquisition Credit Note (including principal, all accrued but unpaid interest (including any interest accruing at the default rate) and any other amounts then due), without premium or penalty, on the earlier of (i) the consummation of a public offering of debt or equity securities of the Borrower for the account of the Borrower, or (ii) July 31, 1998 (the "Acquisition Credit Maturity Date"). Interest shall be payable on the Acquisition Credit Note as provided in Section 1.02A(d).

          (d)  Interest.  The Acquisition Credit Note shall bear interest prior
               --------
     to maturity or the occurrence of an Event of Default (computed on the basis of actual days elapsed over a 360-day year) on the unpaid principal balance outstanding from time to time at a rate per annum equal to the Prime Rate plus 1.375%. Interest on the Acquisition Credit Note shall be payable monthly in arrears on the first day of each succeeding month commencing March 1, 1998. After maturity, or after the occurrence of an Event of Default and until such Event of Default shall have been cured or waived in writing by the Bank, the unpaid principal balance of the Acquisition Credit Note shall bear interest at the Prime Rate plus 3.375%.

          (e)  Prepayment.  The unpaid principal balance of the Acquisition
               ----------
     Credit Note may be voluntarily prepaid upon prior written notice in whole or in part without premium or penalty.

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

     4. Section 1.03 of the Credit Agreement (as amended by letter agreement dated September 30, 1997) is hereby amended by deleting the date "December 31, 1997" (the "Revolving Credit Maturity Date") appearing in line 4 of paragraph
(a) thereof and substituting therefore "March 31, 1998" (the "Revolving Credit Maturity Date").

     5. The Credit Agreement is hereby amended by inserting the following "Section 1.06A. The Acquisition Credit Fees." between "Section 1.06. Term
--------------   ---------------------------            ------------   ----
Credit Fee." and "Section 1.07.  Revolving Credit Facility Fee.":
----------        ------------   -----------------------------

          Section 1.06A.  The Acquisition Credit Fees.  The Borrower shall pay
          -------------   ---------------------------
     to the Bank on the Acquisition Credit Funding Date a one-time, non-refundable facility fee in the amount of $300,000.

          In addition to the facility fees paid by the Borrower pursuant to the immediately preceding paragraph, if the Acquisition Credit is not paid in full on the Acquisition Credit Maturity Date, the Borrower shall pay to the Bank a late payment fee (the "Late Payment Fee") on the first day of each month thereafter until the Acquisition Credit is paid in full in the following amounts: (a) on each of August 1, 1998 and September 1, 1998, $100,000, and (b) on October 1, 1998 and the first day of each month thereafter, $200,000.

     6. Sections 1.10, 4.15, 4.17, 6.01 and 6.02 of the Credit Agreement are hereby amended by deleting said Sections in their entirety and substituting therefor the following:

          Section 1.10.  Use of Proceeds.
          ------------   ---------------

          The proceeds of the Term Credit shall be used by PSI solely to fund the purchase of Approved Equipment. The proceeds of the Revolving Credit shall be used by the Borrowers solely as working capital. The proceeds of the Acquisition Credit will be used to finance the purchase by the Borrower (or its Canadian subsidiary, PSINet Limited) of at least 51% of the outstanding stock of iSTAR Internet, Inc. ("iSTAR") (the "iSTAR Tender Offer") and for working capital.

          Section 4.15.  Loans and Investments.
          ------------   ---------------------

          Except as set forth on Schedule 4.15 and except as otherwise consented
                                 -------------
     or agreed to in writing by the Bank prior to the date hereof, neither the Borrower nor any Subsidiary will purchase or otherwise acquire or retain any stock or obligations of, or make any loans or advances to, or investments in, any corporation or other entity or person, other than:

               (a) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, or mutual funds comprised of the same, provided that the Bank shall acquire a perfected first-priority security interest in such obligations simultaneously with such purchase or acquisition;

               (b) certificates of deposit or other deposit obligations maturing not more than one (1) year from the date of issue thereof issued by any bank within the United States of America having total combined capital and surplus in excess of $100,000,000;

               (c)  short-term investment grade debt securities;

               (d) by PSI in wholly-owned Subsidiaries, provided that the aggregate outstanding amount of all such amounts during this Agreement shall not exceed $45,000,000, excluding (i) any amounts previously advanced to Pipeline, it being understood that no future amounts shall be advanced to Pipeline without the prior written consent of the Bank, and (ii) any amounts owing to PSI by its Subsidiaries as a result of services rendered by PSI to such Subsidiaries;

               (e)  by the Borrower pursuant to the iSTAR Tender Offer; and

               (f) loans, advances and guarantees to employees of the Borrower and its Subsidiaries in an aggregate amount for all of the Borrowers and their Subsidiaries taken together not to exceed $500,000.

          Section 4.17.  Consolidation, Merger or Disposition/Acquisition of
          ------------   ---------------------------------------------------
          Assets.
          ------

          Except as heretofore consented or agreed to in writing by the Bank, neither the Borrower nor any Subsidiary will (nor will PSI permit) without the prior written consent of the Bank consolidate with or merge with or into another firm, person or corporation, permit (to the extent within its control with respect to PSI) a change in control, directly or indirectly pledge or otherwise encumber any shares of its capital stock, sell, lease or otherwise dispose of (other than in the ordinary course of its business) all or any material portion of its properties or assets to any firm, person or corporation, or acquire any material amount of the properties or assets of any other firm, person or corporation, whether in one or a series of related transactions and whether by merger, acquisition of stock, acquisition of assets or otherwise, except as otherwise expressly permitted by this Agreement, provided, however, that (a) the Borrower or any Subsidiary may sell or otherwise dispose of any property which has become uneconomic, obsolete or worn out if disposed of in the ordinary course of business, and (b) the Borrower or PSINet Limited may purchase the stock of iSTAR pursuant to the iSTAR Tender Offer and consummate the proposed amalgamation under Canadian Law of PSINet Limited and iSTAR provided that PSINet Limited is the surviving entity (the "Amalgamation"). Notwithstanding anything contained in this Section 4.17 to the contrary, neither the sale by PSI of its common stock in an initial public offering nor any other issuance or sale of common stock of PSI in the public market shall be deemed a violation of this Section 4.17.

          Section 6.01.  Term of Agreement.
          ------------   -----------------

          This Agreement shall terminate when each of the following conditions shall have been met (a) all principal of and interest on the Term Note(s), the Acquisition Credit Note and the Revolving Credit Note and all other amounts due and payable under this Agreement have been paid and discharged in full, and (b) no Borrower shall have any further right to borrow hereunder.

          Section 6.02.  Notices.
          ------------   -------

               All notices hereunder shall be deemed to have been given when delivered in person, telefaxed to the number set forth below (with receipt acknowledged) or, if mailed, when actually received by the party to whom addressed; provided, however, that any written notice given pursuant to
     Article V hereof shall be deemed to be effective when mailed, so long as such notice is mailed by registered mail, postage prepaid. Such actual receipt shall be conclusively presumed if such notice shall be mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto, and if the sender shall have received back a return receipt, or if telefaxed to the number set forth below and receipt acknowledged.

          To the Bank:      Fleet National Bank
                            One Federal Street
                            Mail Stop MA0FD07A
                            Boston, MA 02110
                            Attention: Thomas W. Davies, Senior Vice President
                            Facsimile No.: (617) 346-0151

          With a copy to:   Goodwin, Procter & Hoar LLP
                            Exchange Place
                            Boston, MA 02109-2881
                            Attention: H. David Henken, Esq.
                            Telefax No.: (617) 570-8150

          To the Borrower:  PSINet Inc.
                            510 Huntmar Park Drive
                            Herndon, VA 22070
                            Attention: Mr. Harold Wills
                            Telefax No.: (703) 904-4200

                            PSINet Inc.
                            510 Huntmar Park Drive
                            Herndon, VA 22070
                            Attention:  General Counsel
                            Telefax No.: (703) 904-9527

          With a copy to:   Nixon, Hargrave, Devans & Doyle, LLP
                            437 Madison Avenue
                            New York, NY 10022
                            Attention: Richard F. Langan, Jr., Esq.
                            Telefax No.: (212) 940-3111


     Notwithstanding anything contained in this Agreement to the contrary, notice to PSI shall be deemed to constitute notice to each Borrower.

     7.   Section 4.30 is hereby added to the Credit Agreement as follows:

     "Section 4.30. Agreements Relating to iSTAR.
      ------------  ----------------------------

          The Borrower shall deliver to the Bank executed copies of all material documents, instruments and agreements executed in connection with the iSTAR Tender Offer and the Amalgamation. Promptly, and in any event within 5 days after receipt of certificates for iSTAR stock delivered by the transfer agent or otherwise, the Borrower will deliver stock certificates evidencing all stock of iSTAR purchased by the Borrower and its Subsidiaries in the iSTAR Tender Offer."

     8. The Borrower acknowledges and agrees that any and all iSTAR stock owned by the Borrower and its Subsidiaries (including, without limitation, PSINet Limited) is part of the Bank's collateral and accordingly agrees to deliver all iSTAR stock certificates to the Bank promptly, and in any event within 5 days after receipt of certificates for iSTAR stock (delivered by the transfer agent or otherwise), and any failure to so deliver shall be deemed to be an Event of Default under the Credit Agreement (which is not subject to notice or cure). The Borrower and the Bank hereby amend the Pledge Agreement dated as of October 1, 1996, as amended by Amendment No. 1 to the Pledge Agreement dated as of November 18, 1996, by deleting Exhibit A thereto in its
                                                     ---------
entirety and replacing it with Exhibit A to this Agreement.
                               ---------

     9. The Borrower acknowledges and agrees that the Obligations under the Security Documents shall be deemed to include any additional Obligations created by this Agreement, including, without limitation, the obligations under the Acquisition Credit.

     10. The Borrower hereby represents that the Leverage Ratio calculated under Section 4.25 of the Credit Agreement as of December 31, 1997 is 1.53:1.0, subject to any adjustment as a result of the audit of the Borrower's 1997 year-end financial statements, such adjustment shall not result in a ratio greater than 1.60:1.0. The Bank hereby waives the requirement under Section 4.25 of the Credit Agreement that the Leverage Ratio as of December 31, 1997 not exceed 1.50:1.0.

     11. Notwithstanding the written consent of the Bank dated November 6, 1997 relating to the issuance of the Borrower's Series B 8% Convertible Preferred Stock (the "Series B Preferred Stock") or any other consent of the Bank which may heretofore have been given, the Borrower shall not be permitted to redeem the Series B Preferred Stock pursuant to the provisions of the Borrower's Certificate of Incorporation, as amended (the "Certificate of Incorporation") if the redemption price is greater than $.01 per share of Series B Preferred Stock, subject to adjustment in accordance with the Certificate of Incorporation.

     12. On the date hereof, the Standby Letter of Credit No. 1091043 dated December 31, 1997 between the Borrower and the Bank, as amended (the "Letter of Credit"), shall be delivered by Montreal Trust Company of Canada ("MTCC") to Michael Beairsto on behalf of the Bank for further delivery to the Bank, and MTCC and iSTAR, as the sole beneficiaries under the Letter of Credit, shall consent to termination thereof. The Borrower agrees to use best efforts and to take any actions reasonably requested by the Bank to effect the foregoing.

     13. After giving effect to this Agreement (including Schedules 2.02, 2.06 and I attached hereto), all representations and warranties made by the Borrower and its Subsidiaries in the Credit Agreement and the Security Documents are true and correct as of the date hereof, except for those representations which relate to a specific date which are true and correct as of such date.

     14. The Borrower represents, on behalf of itself and its Subsidiaries, that (i) the iSTAR Tender Offer and the Amalgamation have been, or will be, consummated in accordance with all applicable laws, rules and regulations, including without limitation, the Canadian securities laws and (ii) it has performed and complied with all covenants and agreements required to be performed and complied with by them under the Credit Agreement as amended by this Agreement and the Security Documents (as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement and this Agreement) except to the extent performance or compliance has been waived or modified in writing by the Bank.

     15. Except as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement and this

Agreement and any other written agreements of the Bank, all provisions of the Amended and Restated Credit Agreement, the Security Documents and all other documents referred to therein shall remain in full force and effect after giving effect to this Agreement and are hereby ratified and confirmed as being in full force and effect and are binding upon the parties thereto in accordance with their terms.

     16. The amendments set forth in this Agreement shall not be effective, and the Bank shall not be obligated to amend, modify or alter the Credit Agreement unless and until all of the following conditions shall have been fulfilled or waived by the Bank:

          (a)  Closing of iSTAR.  The iSTAR Tender Offer shall have been
               ----------------
consummated on terms reasonably satisfactory to the Bank;

          (b)  Acquisition Credit Note.  The Borrower shall have executed and
               -----------------------
delivered to the Bank the Acquisition Credit Note;

          (c)  No Default.  No Event of Default specified in Article V and no
               ----------
event which, under Article V with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

          (d)  Officer's Certificate for Borrower.  The Borrower shall have
               ----------------------------------
delivered to the Bank a certificate substantially in the form of attached hereto with attached corporate resolutions authorizing (i) the transactions contemplated by this Agreement and (ii) its officers to pursue a public offering of debt securities of the Borrower, the proceeds of which may be used to, among other things, repay the Acquisition Credit; and

          (e)  Fee.  The Bank shall have received from the Borrower a fee of
               ---
$300,000 in connection with this Third Amendment to Amended and Restated Credit Agreement.

     17. The Borrower agrees to cause to be delivered to the Bank within 7 business days after the Acquisition Funding Date the written opinions of (i) Nixon, Hargrave, Devans & Doyle, L.L.P., counsel to the Borrower, and (ii) Fraser & Beatty, Canadian counsel to the Borrower, in form and substance reasonably satisfactory to the Bank and Bank Counsel covering such matters as the Bank and Bank Counsel may reasonably request.

     18. This Agreement represents the entire agreement among the parties hereto relating to the amendment to the Credit Agreement effected hereby, and supersedes all prior understandings and agreements among the parties relating to the matters the subject of this amendment to the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                   PSINET INC.


                                   By:  /s/ Edward D. Postal
                                        ------------------------------------
                                        Name:
                                        Title: Senior Vice President & CFO


                                   FLEET NATIONAL BANK


                                   By:  /s/ Thomas W. Davis
                                        ------------------------------------
                                        Name:
                                        Title: Senior Vice President

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